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                                                                     Exhibit 3.1










                           ROGERS COMMUNICATIONS INC.


                      12,722,647 Class B Non-Voting Shares





                             UNDERWRITING AGREEMENT






                                  May 28, 2003
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                                                                    May 28, 2003



Rogers Communications Inc.
333 Bloor Street East, 10th Floor
Toronto, Ontario
M4W 1G9

Dear Sirs/Mesdames:

      TD Securities Inc., Scotia Capital Inc., CIBC World Markets Inc., RBC Dominion Securities Inc. and Griffiths McBurney & Partners (collectively, the "Underwriters") understand that Rogers Communications Inc., a corporation amalgamated under the laws of British Columbia ("Rogers" or the "Company"), proposes to issue and sell a total of 12,722,647 Class B Non-Voting Shares of the Company (the "Shares"). The Class B Non-Voting Shares of the Company to be outstanding after giving effect to the sales contemplated hereby are herein referred to as the "Class B Shares".

      The Underwriters are prepared to purchase the Shares from the Company, subject to the terms and conditions described herein. The obligation of the Underwriters to purchase any Shares shall, in addition to being subject to the other terms and conditions described herein, be conditional on the following steps having been taken within the time frames described below:

      (a) Rogers shall file a preliminary short form prospectus (including the documents incorporated by reference therein, in the English and French languages, as applicable, the "Canadian Preliminary Prospectus") qualifying the distribution of the Shares with the Ontario Securities Commission (the "Reviewing Authority") and the securities regulatory authorities in each of the other provinces of Canada (together with Ontario, the "Qualifying Provinces"), and shall obtain a Mutual Reliance Review System (the "MRRS") decision document issued by the Reviewing Authority in its capacity as principal regulator, pursuant to the MRRS evidencing that a receipt has been issued for the Canadian Preliminary Prospectus by the securities regulatory authorities in each of Qualifying Provinces (collectively, the "Canadian Securities Commissions") by no later than 7:00 p.m. (Toronto time), on May 28, 2003;

      (b) Rogers shall file with the United States Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the United States Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), a registration statement (the "Registration Statement") on Form F-10 covering the sale of the Shares under the Securities Act which includes the Canadian Preliminary Prospectus (with such additions and deletions as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the "U.S. Preliminary Prospectus") by 9:00 a.m. (Toronto time) on May 28, 2003, or as soon as possible thereafter;

      (c) Rogers shall file with the Commission an appointment for agent for service of process upon the Company on Form F-X in conjunction with the filing of the Registration Statement (the "Form F-X");
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      (d)   Rogers shall use its reasonable efforts to resolve all comments on the Canadian Preliminary Prospectus that are received from the Canadian Securities Commissions (as well as any comments on the Registration Statement that are received from the Commission) as soon as possible after receipt of such comments and on a basis satisfactory to the Underwriters, acting reasonably;

      (e) Rogers shall issue a press release announcing the offering of the Shares immediately upon the execution of this Agreement and the filing of the Registration Statement;

      (f) Rogers shall file a final short form prospectus (including the documents incorporated by reference therein, in the English and French languages, as applicable, the "Canadian Final Prospectus") qualifying the distribution of the Shares with the Reviewing Authority and the other Canadian Securities Commissions, and shall obtain an MRRS decision document issued by the Reviewing Authority in its capacity as principal regulator, pursuant to the MRRS evidencing that a receipt has been issued for the Canadian Final Prospectus by each of the Canadian Securities Commissions, as soon as practicable after comments on the Canadian Preliminary Prospectus are settled and, in any event, by no later than 5:00 p.m. (Toronto time) on June 5, 2003; and

      (g) Rogers shall file with the Commission, in accordance with the provisions of the Securities Act, an amendment to the Registration Statement which includes the Canadian Final Prospectus (with such additions and deletions as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the "U.S. Final Prospectus") by no later than 4:30 p.m. (Toronto time) on June 5, 2003.

For greater certainty, the parties agree that if Rogers fails to meet the deadlines specified above for any reason whatsoever (including, without limitation, being unable to resolve any comments on the Canadian Preliminary Prospectus from the Canadian Securities Commissions on a basis satisfactory to the Underwriters, acting reasonably, within the time frames described above), the Underwriters shall be entitled to exercise the termination rights provided for in Section 9(a) hereof.

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

      (a) The Company meets the general eligibility requirements for use of Form F-10 under the Securities Act and is eligible to file short form prospectuses under National Instrument 44-101 of the Canadian Securities Administrators.

      (b) The Canadian Preliminary Prospectus and the Canadian Final Prospectus (together, the "Canadian Prospectus") will be prepared and filed in compliance in all material respects with all applicable securities laws in each of the Qualifying Provinces and the respective rules and regulations under such laws, together with applicable published policy statements, blanket orders and applicable notices of the Canadian Securities Commissions (the "Canadian Securities Laws") and, at the time of delivery of the Shares to the Underwriters, the Canadian Final Prospectus will comply in all material respects with all Canadian Securities Laws and the Company shall fulfill and comply with all necessary requirements of Canadian Securities Laws in order to enable the Shares to be lawfully distributed in the Qualifying Provinces through the Underwriters or any other investment dealers or brokers registered as such in the Qualifying Provinces and acting in accordance with the terms of their registrations and the Canadian Securities Laws.


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            Such requirements shall be fulfilled in the Province of Ontario and in all of the other Qualifying Provinces not later than 5:00 p.m. (Toronto time) on June 5, 2003, or such later date or dates as may be agreed to in writing by the Underwriters.

      (c) None of the Canadian Securities Commissions, any stock exchange in Canada or the United States or any other regulatory authority or court has issued an order preventing or suspending the use or effectiveness, as the case may be, of any preliminary prospectus, the Canadian Prospectus, the U.S. Prospectus (as defined below) or the Registration Statement relating to the proposed offering of the Shares or preventing the distribution of the Shares or instituted proceedings for that purpose and no proceedings for that purpose are pending or, to the knowledge of the Company, are contemplated by any of the aforementioned parties, and any request on the part of such parties for additional information from the Company has been complied with.

      (d) The Canadian Preliminary Prospectus and the Canadian Final Prospectus shall, as of their respective dates of filing and, except as amended prior to the Closing Date (as defined in Section 4 below) in accordance with Canadian Securities Laws, as of the Closing Date,
            (i) constitute full, true and plain disclosure of all material facts relating to the Company, its subsidiaries and the Shares, (ii) contain no misrepresentation, as defined under Canadian Securities Laws and (iii) not omit any information which is necessary to make the statements contained therein not misleading. The documents incorporated by reference in the Canadian Prospectus and the U.S. Prospectus, when they were filed with the Reviewing Authority and the Commission, were prepared in accordance with the Canadian Securities Laws, and any further documents so filed and incorporated by reference in the Canadian Prospectus and the U.S. Prospectus prior to the termination of the distribution of the Shares, or any further amendment or supplement thereto, when such documents are filed with the Reviewing Authority and the Commission, will be prepared in accordance with the Canadian Securities Laws.

      (e) The U.S. Preliminary Prospectus and the U.S. Final Prospectus (together, the "U.S. Prospectus") will conform to the Canadian Preliminary Prospectus and Canadian Final Prospectus, respectively, except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission. In addition, as of their respective dates, the Registration Statement, the Form F-X, the U.S. Preliminary Prospectus and the U.S. Final Prospectus, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act.

      (f) As of the date the Registration Statement is declared effective, neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the U.S. Preliminary Prospectus nor the U.S. Final Prospectus, as of their respective dates and, in the case of the U.S. Final Prospectus, as of the Closing Date will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

provided, however, that the representations and warranties contained in clauses
(c), (d), (e) and (f) above shall not apply to statements or omissions in the Canadian Final Prospectus or the U.S. Final Prospectus that are made in reliance upon and in conformity with information furnished to


                                     - 3 -
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the Company by any Underwriter expressly for use in the Canadian Prospectus or the U.S. Prospectus.

(g)   There are:

      (i) no reports or information that in accordance with the requirements of the Canadian Securities Laws must be made publicly available in connection with the offering of the Shares that have not been or will not be made publicly available as required. There are no documents required to be filed with the Canadian Securities Commissions in connection with the Canadian Prospectus that have not been filed (or that will not be filed prior to the Closing Date in accordance with Canadian Securities Laws) as required pursuant to Canadian Securities Laws and delivered to the Underwriters; and

      (ii) no contracts, documents or other materials required to be described or referred to in the Canadian Prospectus or the U.S. Prospectus or to be filed as exhibits to the Registration Statement that will not be described, referred to or filed as required and, in the case of those documents filed, delivered to the Underwriters.

(h) The consolidated audited and unaudited financial statements of the Company that are included or incorporated by reference in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus will present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and the consolidated changes in financial position of the Company and its subsidiaries for the periods specified (subject, in the case of interim financial information, to year-end adjustments); and such financial statements have been (or will
      be) prepared in conformity with generally accepted accounting principles in Canada, consistently applied throughout the periods involved, and, excluding our financial statements as at and for the three months ended March 31, 2003, have been reconciled to generally accepted accounting principles in the United States in accordance with Item 18 of Form 20-F. The summary and selected financial data included or incorporated by reference in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited consolidated financial information included or incorporated by reference in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus.

(i) KPMG LLP, who have reported upon the audited financial statements of the Company included or incorporated by reference in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus, are, and during the periods covered by its reports were, independent with respect to the Company within the meaning of the Company Act (British Columbia) and applicable Canadian Securities Laws, and are independent as required by the Securities Act.

(j) The Company has been duly amalgamated, is validly existing as a corporation in good standing under the Company Act (British Columbia), has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the


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      extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(k) Each significant subsidiary as defined in Rule 1-02 of Regulation S-X under the Securities Act (a "Significant Subsidiary") of the Company has been duly incorporated or amalgamated, is validly existing as a corporation or company under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Canadian Prospectus and the U.S. Prospectus; each of the Significant Subsidiaries is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; each of the Significant Subsidiaries is in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or formation or amalgamation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that such failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth on Schedule I hereto, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The subsidiaries set forth on Schedule I hereto are the only Significant Subsidiaries of the Company.

(l) The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company.

(m) The authorized capital of the Company conforms in all material respects to the description thereof contained in the Canadian Prospectus and the U.S. Prospectus.

(n) The Class B Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Class B Shares or any other class of shares of the Company, except as disclosed in the Canadian Prospectus and the U.S. Prospectus or except pursuant to existing share compensation arrangements.

(o) The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered in accordance with the terms of this Agreement, will be validly allotted and issued as fully paid and non-assessable shares, and the issuance of such Shares will not be subject to any preemptive or similar rights, except for the transfer restrictions on the Shares disclosed in the Canadian Prospectus or the U.S. Prospectus.

(p) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the issue and sale of the Shares will not contravene:


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      (i)   any provision of law binding on the Company or any of its
            subsidiaries;

      (ii)  the memorandum of association or articles of the Company;

      (iii) any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries; or

      (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary,

      other than, in the case of clauses (i), (iii) and (iv), any contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and that would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

(q) No approval, consent, authorization, order or license of, or qualification with any government, governmental body or agency or court of (i) any province of Canada; (ii) the federal government of Canada; (iii) the federal government of the United States; or (iv) the various states of the United States in which the Shares are to be offered for sale or sold, or of any political subdivision of any thereof, is required for the performance by the Company of its obligations under this Agreement, except such as have already been received and may be required by the Toronto Stock Exchange, the securities or "Blue Sky" laws of the various states of the United States and the Canadian Securities Laws in connection with the offer and sale of the Shares.

(r) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the ownership of the Company or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Canadian Prospectus and the U.S. Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(s) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Canadian Prospectus or the U.S. Prospectus and are not so described.

(t) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Canadian Prospectus and the U.S. Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

(u) There are no "significant acquisitions", "significant dispositions" and "significant probable acquisitions" for which the Company is required, pursuant to applicable Canadian Securities Laws, including Parts 4, 5 and 6 of the National Instrument 44-101 of the Canadian Securities Administrators, to include additional financial disclosure.

(v)   Each of the Company and each of its subsidiaries:


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      (i)   is in compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws");

      (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and

      (iii) is in compliance with all terms and conditions of any such permit, license or approval,

      except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) Except as disclosed in the Canadian Prospectus or the U.S. Prospectus, each of the Company and each Significant Subsidiary currently holds in good standing all material permits, licenses, franchises and approvals of governmental authorities and agencies necessary for the present use, ownership and operation of its business, including all permits, licenses, franchises and approvals required pursuant to the Broadcasting Act (Canada), the Telecommunications Act (Canada), the Canadian Radio-television and Telecommunications Commission Act (Canada), the Radiocommunication Act (Canada) and the Copyright Act (Canada), or other statutes of Canada specifically relating to the regulation of either or both of the Canadian cable television and/or telecommunications industries and the orders, rules, regulations and directions promulgated pursuant to such statutes, including the Broadcasting Distribution Regulations, 1998, or any statutes or regulations of any province specifically relating to the regulation of either or both of the telecommunications industry and/or the cable television industry and the orders, rules, regulations and directions promulgated thereunder (collectively, the "Communications Statutes") (except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole), and no revocation or limitation of any such permit, license, franchise or approval is pending or, to the knowledge of the Company, threatened and neither the Company nor any of the Significant Subsidiaries is in default or violation of any such permit, license, franchise or approval (except where such revocation, limitation, default or violation would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole), and the authorization, issuance and delivery of the Shares and the compliance by the Company and the Significant Subsidiaries, as applicable, with the terms of this Agreement do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, any of such permits, licenses, franchises and approvals, including terms or provisions thereof relating to the maintenance of specified levels of Canadian ownership.


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      Except as disclosed in the Canadian Prospectus or the U.S. Prospectus, to
      the knowledge of the Company, there is no threatened or pending change in any law, rule or regulation referred to above that would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) The Company and its subsidiaries, as applicable, are in compliance with the domestic ownership requirements pursuant to the Broadcasting Act (Canada), the Telecommunications Act (Canada) and the Radiocommunication Act (Canada).

(z) The Company and its subsidiaries own or possess adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted except where such failure to own or possess such patents, patent licenses, trademarks, service marks and trade names would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa) Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb) Except as disclosed in the notes to our consolidated audited financial statements, the Company and its subsidiaries have good title to the items of real and personal property which are referred to in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus as being owned by them, and have valid and enforceable leasehold interests in the items of real and personal property referred to in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus as being leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those which do not interfere with the use made or intended to be made of such property by the Company or do not and will not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc) None of the Company or any of its subsidiaries is (i) in violation of its charter documents or by-laws or (ii) in default in the observance or performance of any term or obligation to be performed by it under any agreement, lease, contract, mortgage, loan agreement, note, indenture or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound and which breach or default, individually or in the aggregate, if not cured or otherwise corrected within the respective period specified for such cure or correction, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd) Computershare Trust Company of Canada, at its principal offices in the city of Toronto, Ontario and Computershare Trust Company, Inc., at its principal offices in the city of Denver, Colorado, have been duly appointed as the registrar and transfer agent in respect of the Class B Shares.

         (ee) Prior to the filing of the Canadian Final Prospectus and the U.S. Final Prospectus, the Shares will have been conditionally approved for listing on the Toronto Stock Exchange and the New York Stock Exchange.

2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell the Shares to the Underwriters, and the Underwriters hereby agree to purchase the Shares from the Company at a purchase price of Cdn.$19.65 per Share, all on the terms and conditions described herein.

         The Company hereby agrees that it will not, without the prior written consent of TD Securities Inc., on behalf of the Underwriters (such consent not to be unreasonably withheld), during the period ending 30 days after the Closing Date (as defined below):

         (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class B Shares or any securities convertible into or exercisable or exchangeable for Class B Shares or file any registration statement under the Securities Act with respect to any of the foregoing (other than a registration statement filed in connection with any issuance permitted in clause (d) below); or

         (b) enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Class B Shares or such other securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Class B Shares or such other securities, in cash or otherwise. The foregoing provisions shall not apply to:

         (c)      the Shares to be sold hereunder;

         (d) Class B Shares issued pursuant to the Company's existing share purchase, option, incentive or bonus plans; and

         (e) the issuance by the Company of Class B Shares upon the exercise of outstanding warrants or the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof and disclosed in the Canadian Prospectus or the U.S. Prospectus.

3. TERMS OF PUBLIC OFFERING. The Company has been advised that the Underwriters propose to begin soliciting offers to purchase the Shares as soon as possible after the Registration Statement has been filed with the Commission and the Company has issued a press release announcing the offering of the Shares. The Company is further advised by the Underwriters that the Shares are to be offered to the public in Canada, the United States and other jurisdictions (provided any offers in jurisdictions other than Canada and the United States will be made on a basis which is exempt from registration and prospectus requirements under applicable laws), either directly through the Underwriters or through members of a selling syndicate to be established by the Underwriters. The Underwriters will comply with all applicable laws in connection with the offer and sale of the Shares. The Underwriters agree that any sales of Shares in the United States will be conducted through an affiliate of one or more of the Underwriters duly registered to do so in the relevant jurisdiction in which such sales are being made and in accordance with the applicable provisions of the National Association of Securities Dealer, Inc.'s (the "NASD") Conduct Rules 2730, 2740, 2420 and 2750 (commonly referred to as the "Papilsky Rules").

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4. PAYMENT AND DELIVERY. Payment for the Shares which the Underwriters have elected to purchase in accordance with Section 2 shall be made by wire transfer of same-day funds to an account designated by the Company. The foregoing payment shall be made in an amount net of the underwriting fee of Cdn.$0.786 per Share. The foregoing payment shall be made against delivery of the Shares being purchased by the Underwriters, no later than 10:00 a.m. (Toronto time), on June 12, 2003, or at such other time on the same or such other date (not later than 42 days after the date of the MRRS decision document issued by the Reviewing Authority in respect of the Canadian Final Prospectus) as shall be agreed to in writing between the Company and the Underwriters. The time and date of such payment are referred to herein as the "Closing Date".

         Certificates for the Shares shall be in definitive form and registered in such names and in such denominations as the Underwriters shall request in writing not later than the business day prior to the Closing Date. The certificates evidencing the Shares shall be delivered to, or at the direction of, TD Securities Inc. on the Closing Date for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the transfer of the Shares, if any, duly paid by the Company, against payment of the purchase price therefor.

         TD Securities Inc. shall give prompt written notice, on behalf of the Underwriters, to the Company when, in the opinion of the Underwriters, they have ceased distribution to the public of the Shares. Such notice will also specify the total proceeds realized in each of the provinces of Canada from such distribution.

5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are, in addition to the conditions described elsewhere in this Agreement, subject to the following further conditions:

         (a) The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Underwriters or the knowledge of the Company, shall be contemplated by the Commission. In addition, no order having the effect of ceasing or suspending the distribution of the Shares or the trading in the Class B Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange in Canada or the United States and no proceedings for that purpose shall have been instituted or pending or, to the knowledge of the Company, shall be contemplated by any securities commission, securities regulatory authority or stock exchange in Canada or the United States; and any request on the part of any Canadian Securities Commission or the Commission for additional information from the Company shall have been complied with.

         (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by two executive officers of the Company, in their capacity as such, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

         (c) The Underwriters shall have received on the date of the filing of the Canadian Final Prospectus an opinion of Quebec counsel to the Company to the effect that the French language versions of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus (including all documents incorporated by reference therein), other than certain financial information (the "Financial Information") contained or incorporated by reference therein, are in all material respects complete and proper translations of the English language versions of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus (including all documents incorporated by reference therein).

         (d) The Underwriters shall have received on the date of the filing of the Canadian Final Prospectus an opinion of KPMG LLP to the effect that the French language version of the Financial Information is, in all material respects, a complete and proper translation of the English language version thereof.

         (e) The Underwriters shall have received on the Closing Date an opinion of Quebec counsel to the Company, dated the Closing Date, to the effect that the laws of the Province of Quebec relating to the use of the French language (other than verbal communications) will have been complied with in connection with the sale of Class B Shares of the Company to purchasers in the Province of Quebec if such purchasers have received a copy of the Canadian Prospectus and forms of order and confirmation in the French language (on the assumption that the Canadian Prospectus together with the forms of order and confirmation constitute the entire contract for the purchase of such Class B Shares), provided that the Canadian Prospectus and forms of order and confirmation in the English language may be delivered without delivery of the French language versions thereof to purchasers in the Province of Quebec who have expressly requested, in writing, that such English language documents be delivered to them.

         (f) The Underwriters shall have received on the Closing Date an opinion of, and a side letter from, Torys LLP, dated the Closing Date, substantially in the form of Schedule II hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Province of Ontario and the federal laws of Canada applicable therein, upon opinions of local counsel, who shall be counsel satisfactory to counsel for the Underwriters, acting reasonably, in which case the opinion shall state that they believe that they and the Underwriters are justified in relying upon such opinion. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials, provided that such certificates have been delivered to the Underwriters. The opinion letter referred to in this subparagraph (f) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         (g) The Underwriters shall have received on the Closing Date an opinion of, and a side letter from, Cravath, Swaine & Moore LLP, special United States counsel for the Company, dated the Closing Date, substantially in the form attached as Schedule III hereto. The opinion letter referred to in this subparagraph (g) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         (h) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

         (i) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Shearman & Sterling, United States counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

         (j) The Underwriters shall have received, on each of the date of the Canadian Final Prospectus and the Closing Date, a letter dated the date of the Canadian Final Prospectus or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, acting reasonably, from KPMG LLP, independent chartered accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial and statistical information included or incorporated by reference in the Canadian Final Prospectus and the U.S. Final Prospectus.

         (k) The Shares shall have been approved for listing by the New York Stock Exchange subject only to official notice of issuance thereof, and shall have been approved for listing by the Toronto Stock Exchange, subject only to official notice of issuance thereof and customary post-closing filing requirements.

         (l) On or before the date of the Canadian Final Prospectus and the U.S. Final Prospectus, the Company and Underwriters shall have received all necessary approvals from the New York Stock Exchange in connection with the offering of the Shares as contemplated herein.

         (m) On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received from the Company such further certificates, documents and other information as they may reasonably request.

6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

         (a) To notify the Underwriters promptly, and confirm the notice in writing:

                  (i) when any post-effective amendment to the Registration Statement shall have been filed with the Commission or shall have become effective, and when any supplement to the U.S. Prospectus or Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus shall have been filed;

                  (ii) of the receipt of any comments from the Canadian Securities Commissions or the Commission;

                  (iii) of any request by any of the Canadian Securities Commissions to amend the Canadian Prospectus or for additional information or of any request by the Commission to amend the Registration Statement or to amend or supplement the U.S. Prospectus or for additional information;

                  (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus, or of the suspension of the qualification of the Shares for offering and sale in any jurisdiction, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any of such purposes; and

                  (v) of the issuance by any of the Canadian Securities Commissions or any stock exchange of any order having the effect of ceasing or suspending the distribution of the Shares or the trading in the Class B Shares, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose.

                  The Company will use every reasonable commercial effort to prevent the issuance of any stop order, any order preventing or suspending the use of any prospectus or any order ceasing or suspending the distribution of the Shares or the trading in the Class B Shares and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         (b) Not to file or to make at any time any amendment to the Registration Statement, any amendment or supplement to the Canadian Final Prospectus or the U.S. Final Prospectus, of which the Underwriters shall not have previously been advised and furnished a copy or to which the Underwriters shall have reasonably objected promptly after reasonable notice thereof; provided, however, that this provision shall not prohibit the Company from complying in a timely manner with its timely disclosure and other obligations under applicable securities legislation and the requirements of any relevant stock exchange arising out of any material change or change in material information.

         (c)      To furnish to the Underwriters, without charge:

                  (i) three signed copies of the Registration Statement (including all exhibits thereto, documents filed therewith (including photocopies of the Company Form F-X) and amendments thereof) and an additional conformed copy of the Registration Statement (without exhibits thereto) for delivery to each Underwriter; and

                  (ii) at any time beginning on the date hereof and ending at the end of the period described in sub-section (d) below, at the place of places which the Underwriters may reasonably request, the Underwriters' reasonable requirements of the commercial copies of the signed Canadian Prospectus and the U.S. Prospectus. Such deliveries shall be made as soon as possible after the filing of such documents and, in any event, within one business day of such filing.

         (d) If, at any time in the period after the first date of the public offering of the Shares until the completion of the distribution of the Shares, any event shall occur or condition exist as a result of which it is necessary to amend the Registration Statement or supplement or amend the U.S. Prospectus or the Canadian Prospectus in order that the U.S. Prospectus or the Canadian Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if, in the opinion of the Company, it is necessary to amend the Registration Statement or amend or supplement the Canadian Prospectus or the U.S. Prospectus to comply with the Canadian Securities Laws, the Securities Act or the applicable rules and regulations thereunder, forthwith to prepare, file with the Commission or any Canadian Securities Commission and furnish to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by the Underwriters, on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the U.S. Prospectus or the Canadian Prospectus (in the English and French languages) (to be effected, if necessary, by the filing with the Commission of a post-effective amendment to the Registration Statement) so that the statements in the U.S. Prospectus or the Canadian Prospectus as so amended or supplemented will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus or Canadian Prospectus is delivered to a purchaser, not misleading or so that the Registration Statement, the U.S. Prospectus or the Canadian Prospectus, as amended or supplemented, will comply with applicable law. The expense of complying with this Section 6(d) shall be borne by the Company in respect of any amendment or supplement required during the nine month period after the effectiveness of the Registration Statement or the Canadian Prospectus, as the case may be, and by the Underwriters thereafter. Concurrently with the delivery of an amendment or supplement to the Canadian Preliminary Prospectus and the Canadian Final Prospectus to the Underwriters, the Company shall deliver to the Underwriters documents similar to those referred to in Sections 5(c) and 5(d) hereof and, in the case of an amendment or supplement to the Canadian Final Prospectus, documents similar to those referred to in Section 5(j) hereof, in each case in respect of and dated the date of the amendment or supplement to the Canadian Preliminary Prospectus or the Canadian Final Prospectus, as applicable.

         (e) To use its reasonable efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such United States jurisdictions as the Underwriters shall reasonably request.

         (f) During the period when the U.S. Prospectus is required to be delivered under the Securities Act:

                  (i) to file promptly all documents required to be filed by the Company with the Commission pursuant to
                           Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the time the Registration Statement becomes effective; and

                  (ii) in the event that any document is filed with any Canadian Securities Commission subsequent to the time the Registration Statement becomes effective that is deemed to be incorporated by reference in the Canadian Prospectus, if required by the Securities Act, to file such document as an exhibit to the Registration Statement by post-effective amendment or otherwise in accordance with the Securities Act or the Exchange Act.

         (g) To comply to the best of its ability with the Securities Act and the Exchange Act and the Canadian Securities Laws so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Canadian Prospectus and in the U.S. Prospectus.

         (h) Not to issue any press release or other public announcement between the date hereof and the Closing Date without first consulting with TD Securities Inc., on behalf of the Underwriters.

7. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:

         (a) the fees, disbursements and expenses of the Company's Canadian, United States and other counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and under the Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the related Form F-X, the Canadian Prospectus, the U.S. Prospectus and any amendments thereto (the "Supplementary Material"), including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers;

         (b) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon;

         (c) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum;

         (d) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the terms of the sale of the Shares by the NASD;

         (e) all fees and expenses in connection with the preparation and filing of the Registration Statement and all costs and expenses incident to listing the Shares on the New York Stock Exchange and the Toronto Stock Exchange;

         (f)      the cost of printing certificates representing the Shares;

         (g) the costs and charges of any transfer agent, registrar or depositary;

         (h) the costs and expenses of the Company in connection with the marketing of the offering of the Shares; and

         (i) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

Except as set forth above, the Underwriters shall be responsible for all fees and disbursements of their counsel in connection with the transactions contemplated in this Agreement from May 23, 2003.

8.       INDEMNITY AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and all directors, officers, employees and agents of any Underwriter, from and against any and all losses (except loss of profits), claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact included or incorporated in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact included or incorporated in any preliminary prospectus or the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company by any Underwriter expressly for use in any preliminary prospectus or the U.S. Prospectus, the Canadian Prospectus or an Supplementary Material (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or any omission from any preliminary prospectus, the Canadian Prospectus, the U.S. Prospectus or any Supplementary Material (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any such loss, claim, damage, liability or expense purchased any of the Shares that are the subject thereof if the Company shall sustain the burden of proving that (i) the untrue statement or omission contained in the preliminary prospectus, Canadian Prospectus, U.S. Prospectus or Supplementary Material was corrected and (ii) such person was not sent or given a copy of the preliminary prospectus, Canadian Prospectus, U.S. Prospectus or Supplementary Material which corrected the untrue statement or omission at or prior to the written confirmation of the sale of such Shares to such person.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company by any Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Canadian Prospectus, the U.S. Prospectus or any Supplementary Material (or any amendment or supplement thereto).

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph
                  (a) or (b) of this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel; or (ii) the named parties to any such proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by TD Securities Inc. in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if: (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into; and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the second preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement effected without its consent if such indemnifying party: (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable; and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 8 is unavailable to an indemnified party or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the

                   Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Canadian Prospectus and U.S. Prospectus, bear to the aggregate purchase price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of this paragraph
                   (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and all directors, officers, employees and agents of any Underwriter, shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9.       TERMINATION.

         (a) If the Company does not comply in all material respects with the conditions hereof, and such non-compliance does or would reasonably be expected to prevent, restrict or otherwise adversely affect the distribution of the Shares in accordance with the terms hereof or would reasonably be expected to impact adversely on the investment quality or marketability of the Shares in any of the jurisdictions in which the Shares may be sold under the terms hereof, any Underwriter may terminate its obligations hereunder by written notice to that effect given to the Company on or prior to the time of closing on the Closing Date (the "Closing Time") and in such event such Underwriter's obligations shall be at an end. It is understood that the Underwriters may waive in whole or in part non-compliance with any of the conditions contained herein or extend the time for compliance therewith without prejudice to such rights in respect of any other condition or conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Underwriters only if the same is in writing.

         (b) If, after the date hereof and prior to the Closing Time, there shall occur any material adverse change in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Company and its subsidiaries, taken as a whole (the "Condition of the Company"), or the Underwriters become aware of any undisclosed material adverse information relating to the Company and its subsidiaries, taken as a whole, or other adverse material development which, in the opinion of any of the Underwriters, acting reasonably, would have a material adverse effect on the market price of the Shares, then each of the Underwriters shall be entitled, at its option, to terminate its obligations under this Agreement by written notice to that effect given to the Company at or prior to the Closing Time.

         (c) If at any time during the period commencing on the date hereof and ending at the Closing Time there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence, including any act of terrorism, war or like event, or any law or regulation, which in the opinion of any of the Underwriters, acting reasonably, seriously adversely affects, or would seriously adversely affect the Canadian, United States or international financial markets or the Condition of the Company, each of the Underwriters shall be entitled, at its option, to terminate its obligations under this Agreement by written notice to that effect given to the Company at or prior to the Closing Time.

         (d) If after the date hereof and prior to the Closing Time, there shall occur any change in any applicable securities laws, rules, regulations or policies, or if any enquiry, action, suit, investigation or other proceeding, whether formal or informal, in relation to the Company or the distribution of the Shares should be instituted or any order under or pursuant to any laws or regulations of Canada or of any of the Qualifying Provinces or of the United States or of any of the states thereof or by any relevant stock exchanges or any other regulatory or governmental authority should be made or issued (except for any such order based upon the activities or the alleged activities of the Underwriters and not of the Company) which, in the reasonable opinion of any of the Underwriters, operates to prevent or restrict the trading or the distribution of the Shares or seriously adversely affects or will seriously adversely affect the market price of the Shares, each of the Underwriters shall be entitled, at its option, to terminate its obligations under this Agreement by written notice to that effect given to the Company at or prior to the Closing Time.

         (e) Any termination by any of the Underwriters pursuant to the provisions hereof shall be effected by notice in writing delivered or telecopied to Rogers at its address as herein set forth. The rights of termination contained in Sections (a),
                  (b), (c) or (d) above are in addition to any other rights or remedies the Underwriters may have in respect of any default, misrepresentation, act or failure to act of the Company in respect of any matters contemplated by this Agreement. In the event of any such termination, there shall be no further liability on the part of the Company or the Underwriters except for any liability provided for in Sections 7 and 8 hereof.

10. UNDERWRITERS' OBLIGATIONS. The Underwriters' obligations to purchase the Shares in accordance with this Agreement shall be several and not joint in that each of the Underwriters shall severally be obligated to purchase only the percentage of the aggregate number of Shares set opposite its name as follows:


        TD Securities Inc.                                         42.5%
        Scotia Capital Inc.                                        30.0%
        CIBC World Markets Inc.                                    12.0%
        RBC Dominion Securities Inc.                               12.0%
        Griffiths McBurney & Partners                               3.5%

If an Underwriter (a "Refusing Underwriter") does not complete the purchase and sale of the Shares which that Underwriter has agreed to purchase under this Agreement (other than in accordance with Section 9) (the "Defaulted Shares"), TD Securities Inc. may delay the Closing Date for not more than five days and the remaining Underwriters (the "Continuing Underwriters") will be entitled, at their option, to purchase all but not less than all of the Defaulted Shares pro rata according to the number of Shares to have been acquired by the Continuing Underwriters under this Agreement or in any proportion agreed upon, in writing, by the Continuing Underwriters. If no such arrangement has been made and the number of Defaulted Shares to be purchased by the Refusing Underwriter(s) does not exceed 10% of the Shares, the Continuing Underwriters will be obligated to purchase the Defaulted Shares on the terms set out in this Agreement in proportion to their obligations under this Agreement. If the number of Defaulted Shares to be purchased by Refusing Underwriters exceeds 10% of the Shares, the Continuing Underwriters will not be obliged to purchase the Defaulted Shares and, if the Continuing Underwriters do not elect to purchase the Defaulted
Shares:

         (a) the Continuing Underwriters will not be obliged to purchase any of the Shares;

         (b) the Company will not be obliged to sell less than all of the Shares; and

         (c) the Company will be entitled to terminate its obligations under this Agreement arising from its acceptance of this offer to purchase the Shares, in which event there will be no further liability on the part of the Company or the Continuing Underwriters, except pursuant to the provisions of Sections 7 and 8.

         Nothing in this Agreement obliges the Company to sell under this Agreement less than all the Shares or will relieve from responsibility to the Company under this Agreement any Underwriter that has defaulted in its obligation to purchase its applicable percentage of the aggregate number of such Shares to be sold hereunder.

11. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and federal laws of Canada applicable therein. All parties hereby attorn to the exclusive jurisdiction of the courts of the Province of Ontario to settle all disputes which may arise hereunder or in connection herewith.

13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

14. NOTICES. All notices and other communications shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices shall, in the case of notice to Rogers, be addressed and sent to 333 Bloor Street East, 10th Floor, Toronto, Ontario M4W 1G9, Attention: General Counsel (with a copy to the Vice President, Treasurer and to Torys LLP, Maritime Life Tower, 79 Wellington Street West, Suite 3000, Toronto, Ontario M5K 1N2, Attention: Kevin Morris, fax number 416.865.7380) and, in the case of notice to the Underwriters, shall be addressed and sent to TD Securities Inc., 66 Wellington Street West, TD Bank Tower, 8th Floor, Toronto, Ontario M5K 1A2, Attention: Jeremy Walker, fax number 416.983.3176 (with a copy to Davies Ward Phillips & Vineberg LLP, 1 First Canadian Place, 44th Floor, Toronto, Ontario M5X 1B1, Attention: Patricia Olasker, fax number 416.863.0871). Rogers and the Underwriters may change their respective addresses for notices by notice given in the manner aforesaid.


15. REPRESENTATIVE OF UNDERWRITERS. The Underwriters agree that any agreement, waiver, order, notice (other than a notice pursuant to Section 9), direction, receipt or other action to be made, given or taken by the Underwriters hereunder may be made or given by TD Securities Inc. (the "Representative") on behalf of each of the Underwriters.

16.      TIME OF ESSENCE. Time shall be of the essence in this Agreement.

17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS SURVIVE CLOSING. The representations, warranties and agreements herein contained shall survive the purchase by the Underwriters of the Shares and shall continue in full force and effect unaffected by any subsequent disposition of the Shares.

         If the foregoing is in accordance with your understanding, will you please confirm your acceptance by signing below in the place indicated.

                                        Yours truly,

                                        TD SECURITIES INC.


                                        By:
                                             -----------------------------------
                                             Authorized Signatory

                                        SCOTIA CAPITAL INC.


                                        By:
                                             -----------------------------------
                                             Authorized Signatory

                                        CIBC WORLD MARKETS INC.


                                        By:
                                             -----------------------------------
                                             Authorized Signatory

                                        RBC DOMINION SECURITIES INC.

                                        By:
                                             -----------------------------------
                                             Authorized Signatory

                                        GRIFFITHS MCBURNEY & PARTNERS


                                        By:
                                             -----------------------------------
                                             Authorized Signatory

ROGERS COMMUNICATIONS INC.

By:
         -----------------------------
         Authorized Signatory



By:
         -----------------------------
         Authorized Signatory

                                   SCHEDULE I

                        LIST OF SIGNIFICANT SUBSIDIARIES

NAME OF SUBSIDIARY                             JURISDICTION OF INCORPORATION
------------------                             -----------------------------
Rogers Wireless Communications Inc.*                       Canada
Rogers Cable Inc.                                         Ontario
Rogers Media Inc.                                     British Columbia


* RCI owns 55.8% of the outstanding capital stock of Rogers Wireless Communications Inc.

                                   SCHEDULE II

                      OPINION OF TORYS LLP AND SIDE LETTER

                                  -, 2003

[List Underwriters]
Davies Ward Phillips & Vineberg LLP

Dear Sirs/Mesdames:

         RE:      ROGERS COMMUNICATIONS INC.
                  PUBLIC OFFERING OF - CLASS B NON-VOTING SHARES

         We have acted for Rogers Communications Inc. (the "Corporation") in connection with the issue and sale today by the Corporation of - Class B Non-Voting Shares (the "Shares") to - and - (the "Underwriters") pursuant to an agreement dated May -, 2003 made between the Corporation and the Underwriters (the "Underwriting Agreement"). This opinion is being delivered to you pursuant to paragraph 5(f) of the Underwriting Agreement.

         As such counsel, we have participated in the preparation of and have examined executed copies of:

         (a)      the Underwriting Agreement; and

         (b) the preliminary prospectus dated May -, 2003 in the English language and the final prospectus dated June -, 2003 in the English language (collectively, the "Prospectus") offering the Shares for sale to the public.

         In connection with the distribution of the Shares by the Underwriters, the Corporation has prepared and filed a Registration Statement on Form F-10 (Registration No. 333--) filed with the Securities and Exchange Commission (the "SEC") on May -, 2003, and Amendment No. 1 thereto filed with the SEC on -, 2003, with respect to the registration of the Shares under the United States Securities Act of 1933, as amended.

         We have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents and records as we have considered necessary or relevant for the purposes of the opinions hereinafter expressed, including:

         (a) the articles, memoranda and by-laws of the Corporation and of Rogers Wireless Communications Inc., Rogers Cable Inc. and Rogers Media Inc. (collectively, the "Subsidiaries");

         (b) all minutes of meetings of the shareholders and directors of the Corporation and of committees of the board of directors of the Corporation and the Subsidiaries contained in the books of the Corporation and the Subsidiaries as at -, 2003, and resolutions of the directors of the Corporation and of the Executive Committee of the board of directors of the Corporation authorizing, among other things, the Prospectus, the Underwriting Agreement and the issue of the Shares;

         (c) certificates of status, compliance and good standing, as the case may be, dated -, 2003 issued in respect of the Corporation and each of the Subsidiaries;

         (d) a certificate of officers of the Corporation as required by paragraph 5(b) of the Underwriting Agreement;

         (e) certificates of officers of the Corporation and the Subsidiaries as to certain factual matters; and

         (f)      a certificate as to reporting issuer status issued pursuant to section 72(8) of the Securities Act (Ontario) for the Corporation.

         For the purposes of this opinion, we have assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies. We have also assumed that the certificates of status, compliance and good standing referred to above continue to be accurate as at the date hereof. We have relied upon the certificates referred to above with respect to the accuracy of the factual matters contained therein; while we have not performed any independent check or verification of such factual matters, nothing has come to our attention during our participation with respect to the Prospectus which leads us to believe such certificates are incorrect.

         In expressing our opinion in paragraph 7 below, we have relied solely on copies of share registers of various subsidiaries of the Corporation including the Subsidiaries (or in the case of Rogers Wireless Communications Inc., solely upon a certificate of the registrar and transfer agent of its Class B Restricted Voting Shares) and copies of share certificates registered in the name of the Corporation.

         In expressing the opinion in paragraph 8 below, we have assumed that the Underwriting Agreement is a legal, valid and binding obligation of the Underwriters enforceable against the Underwriters in accordance with its terms.

         In expressing the opinion set forth in paragraph 9 below insofar as it relates to Computershare Trust Company of Canada, we have relied solely upon a certificate of Computershare Trust Company of Canada as to signing authority, copies of which have been delivered to you.

         In expressing the opinion in paragraph 13 below with respect to reports or other information that would be required to be made publicly available in connection with the offering of the Shares, we rely exclusively on the fact that we have:

         (a) read the list of documents incorporated by reference contained in the Prospectus and satisfied ourselves that such list complies with the form requirements for short form prospectus under National Instrument 44-101; and

         (b) conducted a search of the public record in the Province of Ontario and satisfied ourselves that each document incorporated by reference in the Prospectus exists and is available to the public by virtue of it being on the public file.

In giving such opinion, we express no view as to the accuracy of the disclosure contained in the Prospectus or such documents incorporated by reference or whether such disclosure constitutes all material information required to be disclosed in such documentation.

         In expressing the opinion in paragraph 18 below, we have relied, as to the fact of conditional listing and posting for trading of the Shares on the Toronto Stock Exchange (the "TSX"), exclusively on a letter from the TSX dated -, 2003.

          In expressing the opinions in paragraph 19 with respect to determining how the Ontario Securities Commission (the "Reviewing Authority") interprets and applies securities laws, rules and regulations, we have reviewed only the written policies, blanket orders, staff notices and rulings of the Reviewing Authority and matters raised by the staff of the Reviewing Authority, if any, in connection with the filing of the Prospectus. Further, the opinion in paragraph 19 below is limited to the responsiveness of the Prospectus to the applicable form requirements for short form prospectuses in the Province of Ontario and we express no opinion as to the accuracy of the disclosure made in response to such requirements or whether such disclosure constitutes all material information required to be disclosed in response thereto.

         The opinions hereinafter expressed are limited to the federal laws of Canada and the laws of the provinces thereof as applicable. Insofar as the opinions expressed in paragraphs 1, 4, 5, 6, 7, 8, 9, 10, 11, 12, 16 and 21 below relate to matters governed by laws other than the federal laws of Canada and the laws of the Province of Ontario, we have relied exclusively upon opinions from counsel in each relevant jurisdiction dated the date hereof and addressed to the Underwriters, Davies Ward Phillips & Vineberg LLP, the Corporation and to us, copies of which have been delivered to you. Such opinions are in form and scope satisfactory to us and we are of the view that you and we are justified in relying thereon.

         Whenever an opinion set forth herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge", it is intended to indicate the actual knowledge, without further investigation or inquiry, of those current partners and associates of our firm who have given substantive legal attention to any transaction of the Corporation from July 1992 to the date hereof.

         To the extent that any opinion of counsel upon which we have relied is stated to be based on any assumption, to be given in reliance on any certificate or other document or to be subject to any limitation, qualification or exception, the opinion expressed herein in reliance on such opinion of counsel is based upon the same assumption, is given in reliance on the same certificate or document, and is subject to the same limitation, qualification or exception.

         The opinions hereinafter expressed as to the enforceability of agreements are subject to bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors' rights generally and, to the fact that the availability of equitable remedies is in the discretion of a court of competent jurisdiction, and to the fact that we express no opinion as to the enforceability of any provision of the Underwriting Agreement that states that amendments or waivers of or with respect to any of those agreements that are not in writing will not be effective.

         Based and relying on and subject to the foregoing, we are of the opinion that:

1. The Corporation has been duly amalgamated and is validly existing under the Company Act (British Columbia) and has the corporate power and capacity to carry on its business as described in the Prospectus, to lease or own its property and assets and to enter into and to perform its obligations under the Underwriting Agreement and to issue the Shares as contemplated in the Underwriting Agreement.

2. Rogers Wireless Communications Inc. is duly amalgamated and is validly existing under the Canada Business Corporations Act and has the corporate power and capacity to carry on its business as described in the Prospectus and to lease or own its property and assets.

3. Rogers Cable Inc. is duly amalgamated and is validly existing under the Business Corporations Act (Ontario) and has the corporate power and capacity to carry on its business as described in the Prospectus and to lease or own its property and assets.

4. Rogers Media Inc. is duly amalgamated and is validly existing under the Company Act (British Columbia) and has the corporate power and capacity to carry on its business as described in the Prospectus and to lease or own its property and assets.

5. The authorized capital of the Corporation is as set forth in the Prospectus under the caption "Description of Share Capital".

6. The Corporation is a reporting issuer in those Provinces in which the concept of a reporting issuer exists and is not on the list of defaulting issuers maintained by the securities regulatory authorities in the relevant Provinces. [NOTE TO DRAFT: ADJUST TO ACTUAL LANGUAGE IN LOCAL COUNSEL OPINIONS.]

7. To our knowledge, based solely upon a review of the appropriate share registers (or in the case of Rogers Wireless Communications Inc., solely upon a certificate of the registrar and transfer agent for its Class B Restricted Voting Shares), all of the issued and outstanding shares in the capital of each Subsidiary other than Rogers Wireless Communications Inc. and approximately -% of the issued and outstanding shares in the capital of Rogers Wireless Communications Inc. are registered in the name of the Corporation, directly or through one or more subsidiaries of the Corporation.

8. All necessary corporate action has been taken by the Corporation to authorize the execution and delivery by the Corporation of the Underwriting Agreement. The Underwriting Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable in accordance with its terms except as rights to indemnity and contribution thereunder may be limited by applicable laws.

9. All necessary corporate action has been taken by the Corporation to validly authorize the issuance of the Shares to the Underwriters and, the Corporation having received $- as consideration for the issue thereof, the Shares have been validly issued and are outstanding as fully paid and non-assessable shares and no holder of Shares is or will be subject to personal liability for any debts, obligations or acts of the Corporation solely by reason of being such a holder. The share certificate[s] evidencing the Shares purchased today by the Underwriters [has/have] been duly signed by Computershare Trust Company of Canada and delivered to the Underwriters.

10. The execution, delivery and performance by the Corporation of the Underwriting Agreement do not and will not contravene, breach or result in any default:

            (i)   under the constating documents of the Corporation;

            (ii) the provisions of any law, statute, rule or regulation to which the Corporation is subject;

            (iii) to our knowledge, any other agreement or instrument binding upon the Corporation or the Subsidiaries that is material to the Corporation; or

            (iv) to our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Corporation or the Subsidiaries that is material to the Corporation.

11. The attributes of the Shares conform in all material respects with the description thereof contained in the Prospectus.

12. All necessary documents and proceedings have been filed and taken and all other legal requirements have been fulfilled under the laws of each of the Provinces of Canada to qualify the Shares to be offered and sold to the public in each Province of Canada by or through registrants, investment dealers or brokers registered under applicable legislation of such Provinces who have complied with the relevant provisions of such legislation.

13. There are no reports or other information that, in accordance with the securities laws, rules and regulations applicable in the Province of Ontario, must be made publicly available in connection with the offering of the Shares that have not been made publicly available as required. There are no documents required to be filed under the laws of the Province of Ontario and the laws of Canada applicable therein in connection with the Prospectus that have not been filed as required.

14. Subject to the qualifications set out therein, the statements in the Prospectus under the headings "Certain Income Tax Considerations -- Certain Canadian Federal Income Tax Information for Canadian Residents" and "Certain Income Tax Considerations -- Certain Canadian Federal Income Tax Information for United State Residents", to the extent they constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information described therein in all material respects.

15. To our knowledge, no order ceasing or suspending the distribution of the Shares has been issued by any Canadian securities regulatory authority and no proceeding for that purpose has been initiated or threatened by any Canadian securities regulatory authority.

16. The statements set forth in Part II of the Registration Statement under the caption "Indemnification", insofar as they purport to summarize certain provisions of the articles of the Corporation and of the Company Act (British Columbia), are accurate in all material respects.

17. To our knowledge, there are no legal or governmental proceedings pending or threatened to which the Corporation is a party or to which any of the properties of the Corporation is subject that are required to be described in the Prospectus and are not so described.

18. The TSX has conditionally approved the listing and posting for trading of the Shares; subject to the Corporation fulfilling all of the requirements of the TSX.

19. The Prospectus (excluding the financial statements and other financial data included or incorporated therein or omitted therefrom, as to which we express no opinion), appears on its face to have been appropriately responsive in all material respects to the requirements of the securities laws, rules and regulations of the Province of Ontario.

20. The Shares are, at the date hereof, investments which are qualified investments under the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans. In addition, the Shares do not constitute "foreign property" for the purposes of the Income Tax Act (Canada).

21.   The Shares are, at the date hereof, investments:

      (a) in which the provisions of the Insurance Companies Act (Canada) would not, subject to compliance with the prudent investment and lending policies, standards and procedures required to be established pursuant to that Act and in the case of foreign companies (as defined in that Act) subject to any restriction contained in the trust deed creating the trust in respect of such assets, preclude the funds of companies (as defined in that Act) or societies (as defined in that Act) or the assets of foreign companies (as defined in that Act) required to be vested in trust, from being invested;

      (b) in which the provisions of the Pension Benefits Standards Act, 1985 (Canada) and the Regulation thereunder would not, subject to compliance with the prudent investment standards of that Act, and compliance with the statement of investment policies and procedures for such plan required to be established pursuant to that Act, preclude the funds of a pension plan regulated thereunder from being invested;

      (c) in which the provisions of the Trust and Loan Companies Act (Canada) would not, subject to compliance with the prudent investment and lending policies, standards and procedures required to be established pursuant to that Act, preclude the funds of companies regulated under that Act from being invested;

      (d) in which the provisions of the Loan and Trust Corporations Act (Ontario) and the Regulation thereunder would not, subject to compliance with the prudent investment standards of that Act, preclude the funds received as deposits by registered corporations (as defined in that Act) from being invested;

      (e) in which the provisions of the Pension Benefits Act (Ontario) and the Regulation thereunder would not preclude the funds of a pension plan regulated thereunder from being invested, provided that the investment by such plan in the Debentures is in compliance with the statement of investment policies and procedures established for such plan that meets the requirements of sections 6, 7, 7.1 and 7.2 and
            Schedule III to the Regulation under the Pension Benefits Standards Act, 1985 (Canada) as it read on December 1, 1999, as incorporated by reference into the Regulation under the Pension Benefits Act (Ontario), and provided further that such investment is in compliance with the prudent investment standards of the Pension Benefits Act (Ontario);

      (f) in which the provisions of the Trustee Act (Ontario) would not, subject to compliance with the prudent investment standards, policies and criteria established by that Act, preclude trust property held by a trustee for investment from being invested, subject to any restriction contained in the terms of the trust in respect of such trust property;

            [NOTE TO DRAFT: INCLUDE REMAINING LEGAL FOR LIFE OPINIONS BASED ON LOCAL COUNSEL OPINIONS.]

      subject, in each case where applicable, to the general investment provisions, limitations and restrictions contained in the applicable legislation (including, without limitation, applicable quantitative limitations).

                                              Yours truly,

JWM|KMM|PSWW|PDG

[List Underwriters]                                     -, 2003

Dear Sirs/Mesdames:

                  RE:   ROGERS COMMUNICATIONS INC.
                        ISSUE OF - CLASS B NON-VOTING SHARES

      We have acted as Canadian counsel to Rogers Communications Inc. (the "Corporation") in connection with the issue by the Corporation and the purchase by -, -, - and - (collectively, the "Underwriters") of
- Class B Non-Voting Shares (the "Shares") of the Corporation pursuant to an underwriting agreement (the "Underwriting Agreement") dated May -, 2003 among the Underwriters and the Corporation. This report is delivered to you pursuant to Section 5(f) of the Underwriting Agreement.

      As such counsel, we have participated in the preparation of the preliminary short form prospectus of the Corporation dated May -, 2003 and the final short form prospectus of the Corporation dated June -, 2003 (the "Canadian Prospectus") as filed by the Corporation with the securities regulatory authorities of each of the Provinces of Canada relating to the offering of the Shares.

      This letter is solely for the benefit of, and may be relied upon only by, the Underwriters and is not to be made available to, quoted from or otherwise referred to for any other purpose without our prior written consent. We are solicitors qualified to practice law in the Province of Ontario and this letter refers, and is limited solely, to the laws of the Province of Ontario and the federal laws of Canada applicable therein, all as of the date of this letter. We are not qualified to and shall not be taken to be passing on the compliance of the Canadian Prospectus with, or any other matter relating to, the securities or other laws of the United States.

      Although, except as otherwise stated herein, we have not verified and are not passing upon and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Canadian Prospectus (other than statements which constitute matters or conclusions of Canadian law and as to which we have given our express opinion under separate opinion letter of the same date as this opinion letter), based upon our participation in the preparation of the Canadian Prospectus and in meetings (in person and by telephone) attended by representatives of the Corporation, United States counsel to the Corporation, the independent auditors of the Corporation, representatives of the Underwriters, and United States counsel to the Underwriters, at which the contents of the Canadian Prospectus and related matters were reviewed and discussed, no facts have come to our attention which lead us to believe that the Canadian Prospectus (other than the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom and any auditors' report thereon, as to which we have not been requested to comment), at the time the Canadian Prospectus was filed, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or that the Canadian Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

      A material fact (as defined in the Securities Act (Ontario)) in relation to the offering of the Shares by the Corporation means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Shares. We are not qualified to judge the impact which any facts may have in the securities marketplace. Our comment to the effect set out above concerning the materiality of facts which have come to our attention is based on our experience in practising securities law and on the meaning of the term "material fact" as stated above, and should not be interpreted as an opinion or expert comment about financial facts or the impact of any facts on market prices or values of securities. References to our belief or words to like effect herein are to the actual knowledge of the current partners and associates of our firm obtained in our representation of the Corporation as hereinbefore described in connection with the offering of the Offered Shares and do not include any knowledge which may have been obtained in any other capacity by any partner or associate of our firm.

                                              Yours very truly,

                                  SCHEDULE III

               CRAVATH, SWAINE & MOORE LLP OPINION AND SIDE LETTER

                                                                       /-/, 2003


                           Rogers Communications Inc.
                            Class B Non-Voting Shares

Ladies and Gentlemen:

            We have acted as special United States counsel for Rogers Communications Inc., a corporation amalgamated under the Company Act (British Columbia) (the "Company"), in connection with the purchase by /-/ (collectively, the "Underwriters"), from the Company of - shares (the "Shares") of Class B Non-Voting Shares, par value Cdn.$1.62478 per share, of the Company, pursuant to an underwriting agreement (the "Underwriting Agreement"), dated /-/, 2003, among the Company and the Underwriters.

            In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Registration Statement on Form F-10 (Registration No. 333- -) filed with the Securities and Exchange Commission
(the "Commission") on /-/, 2003, [and Amendment No. 1 thereto filed with the Commission on /-/, 2003,] with respect to the registration of the Shares under the Securities Act of 1933 (the "Securities Act") (such Registration Statement, [as amended by such Amendment,] including the final U.S. Prospectus dated /-/, 2003, forming a part thereof (the "U.S. Prospectus"), being hereinafter referred to as the "Registration Statement"); (b) the U.S. Prospectus; (c) an appointment of agent for service of process on the Company on Form F-X in conjunction with the filing of the Registration Statement; and (d) the Underwriting Agreement.

            Based on the foregoing, we are of opinion as follows:

            The Registration Statement has become effective under the Securities Act and the Form F-X was filed with the Commission prior to the effectiveness of the Registration Statement; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or are contemplated under the Securities Act.

            The statements made in the U.S. Prospectus under the heading "Certain Income Tax Considerations-Certain United States Federal Income Tax Information for U.S. Residents", to the extent that the foregoing statements constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information disclosed therein in all material respects.

            The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of applicable United States Federal or New York State law or, to the best of our knowledge, any judgment, order or decree of any United States Federal or New York State governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any United States Federal or New York State governmental body or agency is required for the issue and sale of the Shares or for the performance by the Company of its obligations under the Underwriting Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York and the Federal law of the United States of America. We do not purport to pass on any matter governed by the laws of Canada or any province thereof.

            At the request of the Company, we are furnishing this opinion to you, as Representatives, solely for your benefit and the benefit of the several Underwriters in order to assist you and the several Underwriters in establishing appropriate defenses under applicable securities laws. This opinion may not be relied upon by any other person (including by any person that acquires the Shares from the several Underwriters) or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

                                              Very truly yours,



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                                      - 2 -

                                                                       /-/, 2003

                           Rogers Communications Inc.
                            Class B Non-Voting Shares

Ladies and Gentlemen:

            We have acted as special United States counsel for Rogers Communications Inc., a corporation amalgamated under the Company Act (British Columbia) (the "Company"), in connection with the purchase by /-/ (collectively, the "Underwriters"), from the Company of - shares (the "Shares") of Class B Non-Voting Shares, par value Cdn.$1.62478 per share, of the Company, pursuant to an underwriting agreement (the "Underwriting Agreement"), dated /-/, 2003, among the Company and the Underwriters.

            In that capacity, we participated in conferences with certain officers, of, and with the accountants and Canadian counsel for, the Company and with representatives and counsel of the Underwriters concerning the preparation of (a) the Registration Statement on Form F-10 (Registration No. 333- -) filed with the Securities and Exchange Commission (the "Commission") on /-/, 2003, [and Amendment No. 1 thereto filed with the Commission on /-/, 2003,] with respect to the registration of the Shares under the Securities Act of 1933 (the "Securities Act") (such Registration Statement, [as amended by such Amendment,] including the final U.S. Prospectus dated /-/, 2003, forming a part thereof (the "U.S. Prospectus"), being hereinafter referred to as the "Registration Statement"); and (b) the U.S. Prospectus. The documents incorporated by reference in the Registration Statement and the U.S. Prospectus were prepared and filed by the Company without our participation.

            Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement and the U.S. Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement and U.S. Prospectus, except insofar as such statements relate to us and except to the extent set forth in paragraph 2 of our opinion to you dated the date hereof. Subject to the foregoing, we confirm to you, on the basis of the information gained in the course of the performance of the services rendered above, that the Registration Statement, at the time the Registration Statement became effective, and the U.S. Prospectus, as of the date hereof (in each case except for the financial statements and related schedules and other information of an accounting, statistical or financial nature included or incorporated therein or omitted therefrom, as to which we do not express any view), appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Furthermore, subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the U.S. Prospectus, at the date hereof, includes an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading (in each case except for the financial statements and related schedules and other information of an accounting, statistical or financial nature included or incorporated therein or omitted therefrom and matters related to the laws of Canada or any province thereof, as to which we do not express any view).

            At the request of the Company, we are furnishing this letter to you, as Representatives, solely for your benefit and the benefit of the several Underwriters in order to assist you and the several Underwriters in establishing appropriate defenses under applicable securities laws. This letter may not be relied upon by any other person (including by any person that acquires the Shares from the several Underwriters) or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

                                              Very truly yours,






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